SECOND AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (herein called this "Second Amendment") is made and entered into to be effective as of the 13th day of March, 2009, by and between Advent Development Company, LLC, an Alabama limited liability company (herein called "Seller"), and U.S. Commercial LLC, a Virginia limited liability company (herein called "Purchaser").

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have heretofore entered into that certain Purchase and Sale Agreement dated on or about February 2, 2009 (the "Original Contract", and as amended by First Amendment to Purchase and Sale Agreement dated February 23, 2009 between Seller and Purchaser (the "First Amendment"), herein collectively called the "Contract"), respecting certain improved real property located at 6010 Monticello Drive, Montgomery, Alabama, 36117, all as more particularly described therein; and

WHEREAS, Seller and Purchaser desire to modify the Contract in certain respects, all as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

  Purchase Price. The first sentence of Section 2.1 of the Original Contract is hereby deleted in its entirety, and the following is hereby substituted therefor:

  "The purchase price (the "Purchase Price") for the Property shall be the sum of Three Million Eight Hundred Thousand and no/100 Dollars ($3,800,000.00)."

  Miscellaneous.

(a) Seller and Purchaser hereby ratify the Contract in accordance with its terms, as modified hereby.

(b) To the extent not otherwise defined herein, all capitalized terms used in this Second Amendment shall have the meanings ascribed to them in the Contract.

(c) This Second Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d) This Second Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e) For purposes of this Second Amendment, signatures delivered by facsimile or electronic mail shall be as binding as originals upon the parties so signing and delivering.

(f) In the event of a conflict between the terms of this Second Amendment and the terms of the Contract, the terms of this Second Amendment shall control.

(g) The captions and headings used in this Second Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Second Amendment or the Contract.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

SELLER:

Advent Development Company, LLC,

an Alabama limited liability company

By: /s/ O. Lee Hamilton, III

Name: O. Lee Hamilton, III

Title: Managing Member

March 31, 2009

PURCHASER:

U.S. Commercial LLC,

a Virginia limited liability company

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz

Title: President

March 27, 2009

The undersigned, being the Joinder Party under that certain Joinder Agreement dated January 31, 2009, executes in the space below, effective as of the 13th day of March, 2009, for the limited purpose of evidencing his consent to (i) this Second Amendment, and (ii) the First Amendment.

JOINDER PARTY:

/s/ O. Lee Hamilton, III

O. Lee Hamilton, III